Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
Dated as of September 25, 2007
Between
GREAT PLAINS ENERGY INCORPORATED,
As Issuer
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
As Trustee
Creating 6.875% Notes Due 2017

     THIS SECOND SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of September 25, 2007, between GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (“Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (successor to BNY Midwest Trust Company), as Trustee (“Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 2004 (the “Original Indenture” and, as previously and hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Notes;
     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Notes to be designated as the “6.875% Notes due 2017” (the “2017 Notes”), the form and substance of the 2017 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;
     WHEREAS, Section 2.05(c) of the Original Indenture provides that various matters with respect to any series of Notes issued under the Indenture may be established in an indenture supplemental to the Indenture;
     WHEREAS, Section 13.01(a)(3) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 2.05 of the Original Indenture; and
     WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.
     NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE ONE
Relation to Indenture; Additional Definitions
     1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture.

     1.02 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2017 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2017 Notes.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.
          “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which is presently 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration; telecopy: (312) 827-8542.
          “entity” means any corporation, partnership (general, limited, limited liability or other), company (limited liability, joint-stock or other), joint venture or trust.
          “Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind.
          “Majority-Owned Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly by the Company.
          “Maturity Date” has the meaning set forth in Section 2.03.
          “Note Registrar” means The Bank of New York Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 6.02 of the Original Indenture.
          “Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.
          “Permitted Securitization” means any sale and/or contribution, or series of related sales and/or contributions, by the Company or any of its Subsidiaries of accounts receivables, payment intangibles, notes receivable and related rights and property (collectively, “receivables”) or interests therein to a trust, corporation or other entity, where the purchase of such receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser or any successor purchaser of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables or interests therein.
          “Quotation Agent” means a Reference Treasury Dealer appointed by the Company.
          “Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc. (or its affiliate that is a primary U.S. government securities dealer (“Primary Treasury Dealer”)) or its successor; provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) three other Primary Treasury Dealers selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “2017 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.
     All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.
ARTICLE TWO
The Series of Notes
     2.01 Title of the Notes. The 2017 Notes shall be designated as the “6.875% Notes due 2017.”
     2.02 Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2017 Notes for original issue on the Issue Date in the aggregate principal amount of $100,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture. Such order shall specify the amount of the 2017 Notes to be authenticated, the date on which the original issue of 2017 Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2017 Notes that may initially be outstanding shall not exceed $100,000,000; provided, however, that the authorized aggregate principal amount of the 2017 Notes may be increased above such amount without the consent of the Holders of any then outstanding 2017 Notes by a Board Resolution authorizing such increase. Notwithstanding anything to the contrary in the Indenture, the Company shall not issue additional 2017 Notes after September 25, 2007 unless the Holders of the outstanding 2017 Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional 2017 Notes were not issued.
     2.03 Stated Maturity. The Stated Maturity of the 2017 Notes shall be September 15, 2017 (the “Maturity Date”).
     2.04 Interest and Interest Rate.
     (a) The 2017 Notes shall bear interest at the rate of 6.875% per annum (subject to adjustment as described in the form of Note attached as Exhibit A), from and including their Original Issue Date of September 25, 2007, or from the most recent Interest Payment Date to which interest has been paid to, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of March 15 and September 15 in each year, commencing March 15, 2008. Interest accrued on the 2017 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.
     (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2017 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, being the close of business on the immediately preceding March 1 and September 1, as the case may be, whether or not such day is a Business Day.
     (c) The Company shall promptly notify the Trustee of any adjustment to the interest rate of the 2017 Notes.
     2.05 Place of Payment. Principal and interest payments on the 2017 Notes will be made by the Company to The Depository Trust Company (“DTC”) while it is the Depositary for the 2017 Notes, or if DTC shall cease to be the Depositary for the 2017 Notes, to the Trustee at its offices, as paying agent.
     2.06 Place of Registration or Exchange; Notices and Demands With Respect to the 2017 Notes. The place where the Holders of the 2017 Notes may present the 2017 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2017 Notes shall be the Corporate Trust Office of the Trustee.
     2.07 Global Notes.
     (a) 2017 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, full registered, book-entry form, without interest coupons. The Global Note shall be deposited on its issuance date with, or on behalf of, the Depositary.
     (b) DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

     2.08 Form of Securities. The Global Note shall be substantially in the form attached as Exhibit A.
     2.09 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2017 Notes.
     2.10 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2017 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.
     2.11 Limitation on Liens.
     (a) So long as any 2017 Notes remain outstanding, the Company shall not issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a Lien on any shares of capital stock or other equity interests of any Majority-Owned Subsidiary, which shares of capital stock or other equity interests the Company now or hereafter directly owns, without effectively securing the 2017 Notes equally and ratably with (or prior to) that indebtedness. The foregoing limitation does not limit the following Liens and indebtedness:
          (i) any Lien on shares of capital stock or other equity interests of an entity existing at the time that such entity becomes a Majority-Owned Subsidiary;
          (ii) any Lien on shares of capital stock or other equity interests created at the time the Company acquires those shares of capital stock or other equity interests, or within 270 days after that time, to secure all or a portion of the purchase price for those shares of capital stock or other equity interests;
          (iii) any Lien on shares of capital stock or other equity interests in favor of the United States (or any State or territory thereof), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payment pursuant to any contract or statute;
          (iv) any Lien on shares of capital stock or other equity interests arising in connection with court proceedings; provided that either: (1) the execution or enforcement of that Lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that Lien are being contested in good faith by appropriate proceedings; (2) the payment of that Lien is covered in full by insurance and the insurance provider has not denied or contested coverage; or (3) so long as that Lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired;
          (v) any Lien on shares of capital stock or other equity interests in favor of the Company;
          (vi) any Lien on shares of capital stock or other equity interests of any special purpose subsidiary formed for the sole and exclusive purpose of the acquisition,

development, ownership or operation of an asset with indebtedness as to which there is no recourse to the Company or any of its affiliates other than such subsidiary;
          (vii) any Lien on shares of capital stock or other equity interests of any special purpose, bankruptcy-remote subsidiary formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable, payment intangibles, accounts or notes receivable and related rights and property in connection with and pursuant to a Permitted Securitization; and
          (viii) the replacement, extension or renewal of any Lien referred to above, provided that: (1) the principal amount of indebtedness secured by those Liens immediately after the replacement, extension or renewal may not exceed the principal amount of indebtedness secured by those Liens immediately before the replacement, extension or renewal; and (2) the replacement, extension or renewal Lien is limited to no more than the same proportion of the shares of capital stock or other equity interests as were covered by the Lien that was replaced, extended or renewed.
     (b) The provisions of this Section 2.11 shall be an “additional covenant” for purposes of Section 5.04 of the Indenture and subject to covenant defeasance in accordance with Section 5.04 of the Indenture, including, without limitation, Section 5.04(g) (such that following a covenant defeasance with respect to the 2017 Notes, payment on the 2017 Notes may not be accelerated because of a default under or other reference to this Section 2.11).
ARTICLE THREE
Optional Redemption of the 2017 Notes
     3.01 Redemption Price. The Company shall have the right to redeem the 2017 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:
          (i) 100% of the principal amount of the 2017 Notes to be redeemed; and
          (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points;
plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
Notwithstanding the foregoing, installments of interest on the 2017 Notes that are due and payable on an Interest Payment Date falling on our prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Record Date.

ARTICLE FOUR
Miscellaneous Provisions
     4.01 The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
     4.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     4.03 THIS SUPPLEMENTAL INDENTURE AND EACH 2017 NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     4.04 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
     4.05 In case any provision in this Supplemental Indenture or the 2017 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     4.06 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2017 Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the 2017 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2017 Notes or the proceeds of the 2017 Notes.
*          *          *          *

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GREAT PLAINS ENERGY INCORPORATED

By	/s/ Michael W. Cline

Michael W. Cline Treasurer
[CORPORATE SEAL]

ATTEST:

/s/ Mark G. English

Mark G. English
Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee

By	/s/ M. Callahan

Name: M. Callahan Title: Vice President

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)
     On the 25th day of September, 2007, before me personally came Michael W. Cline, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[NOTARIAL SEAL]

/s/ Renee Ray

Notary Public

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)
     On the 25th day of September, 2007, before me personally came Mark G. English, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[NOTARIAL SEAL]

/s/ Renee Ray

Notary Public

Exhibit A
[FORM OF NOTE]
[Certificated Note]
For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Great Plains Energy Incorporated or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
GREAT PLAINS ENERGY INCORPORATED
6.875% Notes due 2017

Interest Rate: 6.875% per annum (subject to adjustment)	Principal Sum $
Maturity Date: September 15, 2017	CUSIP No. 391164AB6
Registered Holder:
     GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from September 25, 2007, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on March 15, 2008, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate 6.875% per annum (the “Original Rate”), until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case may be (whether or not such day is a Business Day), immediately preceding that Interest Payment Date, except as otherwise provided in the Indenture.
     The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.
     The interest rate payable on this Note will be subject to adjustment from time to time if either Moody’s Investor Services, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a

division of McGraw-Hill, Inc. (“S&P”), downgrades (or subsequently upgrades) the debt rating applicable to this Note (a “rating”) as set forth below.
     If the rating on this Note from Moody’s is a rating set forth in the immediately following table, the per annum interest rate on this Note will increase from the Original Rate by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
     If the rating on this Note from S&P is a rating set forth in the immediately following table, the per annum interest rate on this Note will increase from the Original Rate by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
     If Moody’s or S&P subsequently increases its rating to any of the threshold ratings set forth above, the per annum interest rate on this Note will be decreased such that the per annum interest rate equals the Original Rate plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the per annum interest rate on this Note be reduced below the Original Rate, and (2) the total increase in the per annum interest rate on this Note exceed 2.00% above the Original Rate.
     If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of this Note shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the Original Rate.
     Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment to the interest rate on this Note as described above.
     This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 1, 2004, as supplemented by the Second Supplemental Indenture, dated as of September 25, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instruments), between the Company and The

Bank of New York Trust Company, N.A. (successor to BNY Midwest Trust Company), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $100,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase. Notwithstanding anything to the contrary in the Indenture, the Company shall not issue additional Notes after September 25, 2007 unless the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional Notes were not issued.
     The Company shall have the right to redeem the Notes of this series, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.
     For purposes of determining the redemption price:
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.
     “Quotation Agent” means a Reference Treasury Dealer appointed by the Company.
     “Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc. (or its affiliate that is a primary U.S. government securities dealer (“Primary Treasury Dealer”)) or its successor; provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) three other Primary Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference

Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.
     This Note is issuable as a registered Note only, in the denomination of $1,000 and any integral multiples thereof.
     As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.
     The Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.
     This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.
     All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.
     This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the President and Chief Operating Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

GREAT PLAINS ENERGY INCORPORATED

By:
Michael J. Chesser
(SEAL)		Chairman and Chief Executive Officer

By:
Michael W. Cline
Treasurer
Dated:
Attest:

Victoria Schatz
Assistant Secretary
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
Dated: